Exhibit 99.1
AWH ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

Q4 2021 Net Revenue Increased 63.0% Quarter-over-Quarter to $88.5 Million
Full Year 2021 Net Revenue Increased 131.3% Year-over-Year to $332.4 Million
Company Ended Q4 2021 with $155.5 Million of Cash and Cash Equivalents
NEW YORK, NY, March 8, 2022 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the fourth quarter and full year ended December 31, 2021. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Financial Highlights
•Gross Revenue:
◦Q4 2021: Total revenue of $102.0 million decreased 2.9% quarter-over-quarter and increased 71.0% year-over-year.
◦FY 2021: Total revenue of $380.4 million increased 135.8% year-over-year.
•Net Revenue:
◦Q4 2021: Net revenue, which excludes intercompany sale of wholesale products, decreased 6.2% quarter-over-quarter to $88.5 million, but increased 63.0% year-over year.
◦FY 2021: Net revenue increased 131.3% year-over year to $332.4 million.
•Net Loss:
◦Q4 2021: Net loss of $16.5 million compared to net loss of $13.0 million in Q3 2021.
◦FY 2021: Net loss of $122.7 million during the year was driven down by a $32.0 million non-cash interest expense related to the Company’s initial public offering (“IPO”) completed in May 2021. The increase in net loss was further elevated due to interest expense related to one-time prepayments of legacy loans, write-offs of unamortized deferred financing costs, and $41.7 million of tax expense, compared to a tax expense of $18.7 million in the prior year.

•Adjusted EBITDA1:
◦Q4 2021: Adjusted EBITDA was $19.8 million, a 16.0% decrease quarter-over-quarter and an 82.8% increase year-over-year. Adjusted EBITDA Margin was 22.3%, a 261 basis point decrease compared to the prior quarter, but a 242 basis point increase compared to prior year.
◦FY 2021: Adjusted EBITDA was $79.4 million, a 157.6% increase year-over-year. Adjusted EBITDA Margin was 23.9%, a 245 basis point increase compared to the prior year.
•Balance Sheet: As of December 31, 2021, cash and cash equivalents were $155.5 million, and net debt2, which equals total debt less unamortized deferred financing costs less cash and cash equivalents, was $103.3 million.
Full Year 2021 Business Highlights
•Completed an IPO, making AWH the first U.S. multi-state operator to go public via an S-1 with the SEC, rather than through a special purpose acquisition company or reverse takeover;
•Commenced trading on the Canadian Securities Exchange on May 4, 2021, followed by the OTCQX on July 14, 2021;
•Added 100,000 square feet of canopy, more than doubling cultivation capacity;
•Entered the Ohio market and completed three Ohio acquisitions;
•Opened six new dispensaries and acquired two additional dispensaries, bringing total store count to 20;
•Launched a delivery program in Massachusetts and Michigan;
•Strengthened balance sheet with $210 million of senior debt financing; and
•Launched exclusive partnerships with both Lowell Smokes and Edie Parker.
Management Commentary
Abner Kurtin, CEO and Founder of AWH said, “2021 was a year marked by record sales and the achievement of many significant milestones. I am proud of the team for everything we have accomplished throughout the year. We pursued an aggressive expansion plan, opening six stores, acquiring two stores, and adding 100,000 square feet of canopy, which enabled us to achieve annual revenue growth of more than 130%. Although competitive conditions arose in the fourth quarter, I remain confident in the longer term potential of the industry. Q4 2021 through the first half of 2022 represent a bit of a pause for Ascend as we bring new assets online. As we enter 2022, we are working to optimize our asset base, improve our market positioning, and prepare for the highly-anticipated New Jersey adult-use market.”
Q4 2021 Financial Overview
Net revenue, which excludes intercompany sales of wholesale products, decreased 6.2% quarter-over-quarter to $88.5 million. The sequential revenue decline was driven by lower realized wholesale price per unit in Illinois and lower wholesale volumes sold in Illinois and Massachusetts, partially offset by higher wholesale volumes sold in Michigan and New Jersey and increased retail traffic. Despite the sequential
1    Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA and Adjusted EBITDA Margin are a non-GAAP financial measures. Please see the “Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures” at the end of this press release for a reconciliation of non-GAAP to GAAP measures.
2     Total debt less cash and cash equivalents less unamortized deferred financing costs.

decline, net revenue increased 63% year-over-year due to the addition of eight new dispensaries in the year, increased traffic at existing dispensaries, and an increased volume of products sold in the wholesale business, enabled by 100,000 square feet of canopy expansions throughout 2021.
Total retail revenue increased to $64.9 million for the fourth quarter of 2021, a 2.1% increase quarter-over-quarter. This was driven by increased traffic at existing stores and the impact of the Newton, Massachusetts and Carroll, Ohio stores, which were opened or acquired in the fourth quarter. Notably, retail revenue increased over 71% compared to Q4 2020.

Gross wholesale revenue decreased to $37.1 million, down 10.6% quarter-over-quarter. Net wholesale revenue, after intercompany sales, decreased to $23.6 million, down 23.4% quarter-over-quarter. The decline in net wholesale revenue was exacerbated as intercompany sales as a percent of revenue grew sequentially, as well as, reduced price per unit in Illinois and reduced volumes sold in Illinois and Massachusetts, partially offset by higher volume sold in Michigan and New Jersey. Despite sequential pressure, net wholesale revenue increased 45% year-over-year, driven by a significant increase in units sold, partially offset by lower average pricing.
Q4 2021 gross profit was $30.8 million, or 34.8% of revenue, as compared to $41.0 million, or 43.4% of revenue, in Q3 2021.
Q4 2021 Adjusted Gross Profit was $37.5 million, or 42.4% of revenue, as compared to $43.7 million, or 46.3% of revenue, for the prior quarter. Adjusted Gross Profit excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 dollars decreased 14.1% quarter-over-quarter, driven by lower margins at the Massachusetts and Illinois wholesale facilities as staffing increased ahead of canopy expansions, and lower realized wholesale pricing. These declines were partially offset by higher retail gross margins sequentially. Adjusted Gross Profit dollars increased 56.7% year-over-year, driven by increased utilization at the cultivation facilities.
While Retail Gross Profit margin increased sequentially, Wholesale Gross Profit margin decreased sequentially. Adjusted Gross Profit1 margin on a consolidated-basis decreased 389 basis points quarter-over-quarter to 42.4%. This was driven by the aforementioned challenges in the wholesale business.

Total general and administrative (“G&A”) expenses for Q4 2021 were $31.6 million, or 35.7% of revenue, compared to $29.3 million, or 31.1% of revenue, for the Q3 2021. G&A costs as a percentage of revenue were elevated during the quarter, as the Company increased staff to support cultivation expansions ahead of realizing the related revenue contributions.
Net loss attributable to AWH for Q4 2021 was $16.5 million during the quarter representing a sequential decline. This was primarily driven by a decline in gross profit sequentially and an increase in stock-based compensation to support hires required to help scale the business, partially offset by reduced tax and interest expense.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time in nature, was $19.8 million in Q4 2021, a 16.0% decrease quarter-over-quarter. Adjusted EBITDA Margin1 was 22.3%, a 261 basis point decrease compared to Q3 2021. This decline was driven by ramp up of costs to support the incremental canopy and was further exacerbated by lower realized wholesale pricing.

Full Year 2021 Financial Overview
Net revenue, which excludes intercompany sale of wholesale products, increased 131.3% year-over-year to $332.4 million, driven by the addition of eight new dispensaries throughout the year, increased traffic at existing dispensaries, and an increased volume of products in the wholesale business.
Total retail revenue increased to $231.9 million for FY 2021, a 123.3% increase year-over-year. The growth was driven by increases in transactions at existing dispensaries, the opening of six new dispensaries throughout the year, and the acquisition of two dispensaries in the fourth quarter.
Gross wholesale revenue increased to $148.5 million, a 158.4% increase year-over-year. Net wholesale revenue, after intercompany sales, increased to $100.5 million, a 151.9% increase year-over-year, which was driven by an increased number of wholesale units sold as additional canopy was brought online in Massachusetts, New Jersey, and Michigan.
Full Year 2021 gross profit was $136.0 million, or 40.9% of revenue, compared to $60.9 million, or 42.4% of revenue, for the prior year.
Full Year 2021 Adjusted Gross Profit1 was $153.4 million, or 46.2% of revenue, compared to $64.8 million, or 45.1% of revenue, in 2020. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 dollars increased 136.9% year-over-year as a result of increased canopy expansions. Adjusted Gross Profit1 margin increased 111 basis points year-over-year to 46.2%, driven by wholesale production and yield efficiencies.

Total G&A expenses for 2021 were $116.7 million, or 35.1% of revenue, compared to $53.1 million, or 36.9% of revenue, for 2020 as the Company leveraged overhead and shared resources.
Net loss attributable to AWH for 2021 was $122.7 million, primarily driven by a $32.0 million non-cash interest expense related to the Company’s IPO completed in May 2021. This non-cash interest expense largely consisted of a $27.4 million charge related to the beneficial conversion feature of the historical Real Estate Preferred Units that converted in the IPO. Additionally, the net loss was driven by elevated interest expense related to one-time prepayments of legacy loans, write-offs of unamortized deferred financing costs related to the debt refinancing, and $41.7 million of tax expense, compared to $18.7 million in 2020.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time in nature, was $79.4 million in 2021. This represents a 157.6% increase year-over-year. Adjusted EBITDA Margin1 was 23.9%, a 245 basis point increase compared 2020, driven by increases in the number of transactions, production and yield efficiencies, and incremental leveraging of overhead and shared resources.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (“SEC”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call and Webcast
AWH will host a conference call on March 8, 2022 at 5:00 p.m. ET to discuss its financial results for the quarter and full year ended December 31, 2021. The conference call may be accessed by dialing (888) 390-0605 with conference ID 89101163. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/ and will be archived for replay until 12:00AM Eastern Time on Tuesday, March 15th, 2022.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Michigan, Ohio, Massachusetts and New Jersey. AWH owns and operates state-of-the-art cultivation facilities, growing award winning strains and producing a curated selection of products. AWH produces and distributes Ozone branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s fourth quarter and full year 2021 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s website at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, proceeds from sale leasebacks, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.

Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among other, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR at www.sedar.com and the U.S. Securities and Exchange Commission at www.sec.gov. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this press release.

Contacts

Investor Contact
Vice President, Investor Relations
Rebecca Koar
(617) 453-4042 ext. 90102
IR@awholdings.com

Media Contact
MATTIO Communications
Mark Sinclair
650-269-9530
AWH@mattio.com

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended December 31,
(in thousands, except per share amounts)	2021	2020
Revenue, net	$88,495	$54,283
Cost of goods sold	(57,660)	(31,391)
Gross profit	30,835	22,892
Operating expenses
General and administrative expenses	31,566	18,443
Operating (loss) profit	(731)	4,449

Other (expense) income
Interest expense	(7,388)	(4,963)
Other, net	50	1
Total other expense	(7,338)	(4,962)
Loss before income taxes	(8,069)	(513)
Income tax expense	(8,442)	(6,990)
Net loss	(16,511)	(7,503)
Less: net income attributable to non-controlling interests	—	—
Net loss attributable to Ascend Wellness Holdings, Inc.	$(16,511)	$(7,503)

Net loss per share attributable to Class A and Class B stockholders of Ascend Wellness Holdings, Inc. — basic and diluted(1)	$(0.10)	$(0.07)
Weighted-average common shares outstanding — basic and diluted(1)	171,074	105,207

(1)    Net loss per share and weighted-average common shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Year Ended December 31,
(in thousands, except per share amounts)	2021	2020
Revenue, net	$332,381	$143,732
Cost of goods sold	(196,409)	(82,818)
Gross profit	135,972	60,914
Operating expenses
General and administrative expenses	116,665	53,067
Settlement expense	36,511	—
Total operating expenses	153,176	53,067
Operating (loss) profit	(17,204)	7,847

Other (expense) income
Interest expense	(63,989)	(12,993)
Other, net	256	7
Total other expense	(63,733)	(12,986)
Loss before income taxes	(80,937)	(5,139)
Income tax expense	(41,720)	(18,702)
Net loss	(122,657)	(23,841)
Less: net income attributable to non-controlling interests	—	1,598
Net loss attributable to Ascend Wellness Holdings, Inc.	$(122,657)	$(25,439)

Net loss per share attributable to Class A and Class B stockholders of Ascend Wellness Holdings, Inc. — basic and diluted(1)	$(0.82)	$(0.27)
Weighted-average common shares outstanding — basic and diluted(1)	149,434	95,165

(1)    Net loss per share and weighted-average shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended December 31,
(in thousands)	2021	2020
Net cash used in operating activities	$(19,444)	$(336)
Cash flows from investing activities
Additions to capital assets	(17,510)	(8,354)
Investments in notes receivable	(791)	(4,877)
Collection of notes receivable	82	527
Acquisition of businesses, net of cash acquired	(9,456)	(2,717)
Net cash provided by (used in) investing activities	(27,675)	(15,421)
Cash flows from financing activities
Proceeds from issuance of debt	—	52,624
Repayments of debt	(854)	(785)
Repayments under finance leases	—	(141)
Debt issuance costs	(44)	(3,193)
Taxes withheld under equity-based compensation plans, net	(1,012)	—
Net cash (used in) provided by financing activities	(1,910)	48,505
Net (decrease) increase in cash, cash equivalents, and restricted cash	(49,029)	32,748
Cash, cash equivalents, and restricted cash at beginning of period	204,510	25,349
Cash, cash equivalents, and restricted cash at end of period	$155,481	$58,097

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Year Ended December 31,
(in thousands)	2021	2020
Net cash used in operating activities	$(41,738)	$(6,004)
Cash flows from investing activities
Additions to capital assets	(88,428)	(26,419)
Investments in notes receivable	(2,976)	(5,559)
Collection of notes receivable	327	527
Proceeds from sale of assets	930	26,750
Acquisition of businesses, net of cash acquired	(23,086)	(26,044)
Purchases of intangible assets	—	(127)
Net cash used in investing activities	(113,233)	(30,872)
Cash flows from financing activities
Proceeds from issuance of common stock in public offerings, net	86,065	—
Proceeds from issuance of debt	259,500	101,886
Repayments of debt	(79,267)	(19,591)
Repurchase of warrants	(4,156)	—
Proceeds from finance leases	—	3,750
Repayments under finance leases	—	(478)
Debt issuance costs	(8,775)	(3,399)
Taxes withheld under equity-based compensation plans, net	(1,012)	—
Net cash provided by financing activities	252,355	82,168
Net increase in cash, cash equivalents, and restricted cash	97,384	45,292
Cash, cash equivalents, and restricted cash at beginning of period	58,097	12,805
Cash, cash equivalents, and restricted cash at end of period	$155,481	$58,097

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	December 31,
(in thousands)	2021	2020
Cash and cash equivalents	$155,481	$56,547
Restricted cash	—	1,550
Inventory	65,588	28,997
Other current assets	36,943	47,084
Property and equipment, net	239,656	120,540
Operating lease right-of-use assets	103,958	84,642
Intangible assets, net	59,271	50,461
Goodwill	42,967	22,798
Other noncurrent assets	19,572	15,129
Total Assets	$723,436	$427,748

Total current liabilities	$108,804	$115,285
Long-term debt, net	230,846	152,277
Operating lease liabilities, noncurrent	197,295	156,400
Other noncurrent liabilities	1,423	—
Total stockholders’ equity	185,068	3,786
Total Liabilities and Stockholders’ Equity	$723,436	$427,748

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity-based compensation; equity-based compensation included in cost of goods sold; start-up costs; transaction-related and other non-recurring expenses; litigation settlement; and loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the fourth quarter and year ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2021	2020	2021	2020
Gross Profit	$30,835	$22,892	$135,972	$60,914
Depreciation and amortization included in cost of goods sold	3,000	1,059	9,612	3,696
Equity-based compensation included in cost of goods sold	2,580	—	2,929	—
Non-cash inventory adjustments	1,115	—	4,914	146
Adjusted Gross Profit	$37,530	$23,951	$153,427	$64,756
Adjusted Gross Margin	42.4%	44.1%	46.2%	45.1%
The following table presents Adjusted EBITDA for the fourth quarter and year ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2021	2020	2021	2020
Net loss	$(16,511)	$(7,503)	$(122,657)	$(23,841)
Income tax expense	8,442	6,990	41,720	18,702
Other (income) expense	(50)	(1)	(256)	(7)
Interest expense	7,388	4,963	63,989	12,993
Depreciation and amortization	2,627	1,695	10,036	7,914
Depreciation and amortization included in cost of goods sold	3,000	1,059	9,612	3,696
Non-cash inventory adjustments	1,115	—	4,914	146
Equity-based compensation	8,565	339	15,350	680
Equity-based compensation included in cost of goods sold	2,580	—	2,929	—
Start-up costs(1)	1,211	2,104	5,465	8,097
Transaction-related and other non-recurring expenses(2)	1,434	1,160	11,209	2,164
Litigation settlement	—	—	36,511	—
Loss on sale of assets	(44)	—	605	286
Adjusted EBITDA	$19,757	$10,806	$79,427	$30,830
Adjusted EBITDA Margin	22.3%	19.9%	23.9%	21.4%
(1)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations.
(2)Legal and professional fees associated with the Company’s go-public transaction and other non-recurring expenses.